Exhibit 1A-2A.2

Delaware The First State Page 1 5979246 8100 Authentication: 201926250 SR# 20161464633 Date: 03-03-16 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “CM WAREHOUSE SOLUTIONS LLC”, FILED IN THIS OFFICE ON THE THIRD DAY OF MARCH, A.D. 2016, AT 11:40 O`CLOCK A.M. 5979246 8100 Authentication: 201926250 SR# 20161464633 Date: 03-03-16 You may verify this certificate online at corp.delaware.gov/authver.shtml 5979246 8100 Authentication: 201926250 511# 20161464633 Date: 03-03-16 You may verify this certificate online at corp.delaware.gov/authver.shtml State of Delaware Secretary of State Division of Corporations Delivered 11:40 AM 03/03/2016 FILED 11:40 AM 03/03/2016 SR 20161464633 - File Number 5979246 STATE of DELAWARE LIMITED LIABILITY COMPANY CERTIFICATE of FORMATION The undersigned, an authorized natural person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the Delaware Limited Liability Company Act, hereby certifies that: 1. The name of the limited liability company is: CM Warehouse Solutions LLC 2. The address of the Company's registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle, DE 19808. The name of the Company's registered agent at such address is Corporation Service Company. Executed on March 3, 2016 By: /s/ Connie Hyun Connie Hyun, Authorized Person